AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                    SUITE 600
                             DENVER, COLORADO 80202

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in this Registration Statement on Form SB-2 Amendment No. 1 of Universal Detection Technology of our report dated March 29, 2006 relating to the financial statements of Universal Detection Technology and to the reference made to our firm under the caption "Experts" included in or made part of this Registration Statement on Form SB-2.


                                AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


Denver, Colorado
May 9, 2006